Exhibit 10.2

February 13, 2023

VIA ELECTRONIC MAIL

Castellum, Inc.

3 Bethesda Metro Center

Suite 700

Bethesda, MD 20184

Attention: Jay Wright

Re: Pay-Off Letter Agreement – Convertible Promissory Note

Dear Jay:

Reference is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of April 4, 2022, by and between Castellum, Inc., a Nevada corporation (the “Company”) and Crom Cortana Fund LLC, a Delaware limited liability company (the “Investor”), pursuant to which the Company issued to the Investor (i) a Convertible Promissory Note in the original principal amount of $1,050,000.00, due April 4, 2023 (the “Note”), (ii) certain shares of its common stock, and (iii) a Common Stock Purchase Warrant (the “Warrant”). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them as in the Purchase Agreement.

As we have discussed, the Company and Investor desire to deem the Obligations of the Company under the Note satisfied upon delivery to the Investor of the following items (the “Pay-Off Consideration”): (a) a cash payment of $300,000.00 in immediately available funds (the “Cash Payment”), and (b) 556,250 Conversion Shares (the “Shares”). Therefore, we agree that upon the Investor’s receipt of the Pay-Off Consideration, without any further action on the part of any of the parties hereto, all obligations of the Company to the Investor in respect of the Note will be deemed to have been paid and discharged in full (the “Effective Date”). The Cash Payment and the issuance of the Shares will be made on the date of the expected issuance and funding of an additional Convertible Promissory Note by the Company to the Investor in the principal amount of $840,000.00 (the “New Note”), following the date hereof. Notwithstanding any provisions of the Purchase Agreement, the Note and the Warrant, the Investor agrees by its signature below that the issuance of the Shares hereunder and the other transactions entered into in connection with the New Note (including any warrants issued in connection therewith) will not result in a reduction of the Exercise Price (as defined in the Warrant) as of the date hereof.

Upon execution by the parties, this Pay-Off Letter Agreement shall serve as written confirmation that each party has reviewed this Pay-Off Letter Agreement (and consulted with its own legal and tax advisors to the extent deemed necessary by it) and agrees to the terms and conditions herein. Upon the Effective Date, the Investor understands that it will be releasing and discharging the Company and its affiliates from any and all obligations and duties that such persons may have to you with respect to the Note.

This Pay-Off Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Pay-Off Letter Agreement. This Pay-Off Letter Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to choice of law principles. This Pay-Off Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. In case any provision of this Pay-Off Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Pay-Off Letter Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereby consent and agree that if this Pay-Off Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order to more effectively accomplish the purposes of this Pay-Off Letter Agreement.

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Please indicate confirmation of the terms provided herein by executing and returning this letter in the space provided below.

Very truly yours,

CROM CORTANA FUND LLC

By:	/s/ Liam Sherif
Name:	Liam Sherif
Title:	Managing Member

ACCEPTED AND AGREED:

CASTELLUM, INC.

By:	/s/ Mark C. Fuller
Name:	Mark C. Fuller
Title:	President and Chief Executive Officer

***SIGNATURE PAGE TO PAY-OFF LETTER AGREEMENT***